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                                                                    EXHIBIT 1.1

                                                     January ___, 1997


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

         Interkohle Beteiligungsgesellschaft mbH (the "Selling Shareholder") proposes to sell shares of common stock, par value $6.25 per share (the "Shares"), of Penn Virginia Corporation (the "Company"). The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-19593), including a prospectus, relating to the Shares. The registration statement as amended at the time of the first sale of shares by the Selling Shareholder is hereinafter referred to as the "Registration Statement." The term "Prospectus" means the prospectus relating to the Shares in the form in which it appears in the Registration Statement together with any prospectus supplement or supplements specifically relating to Shares, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the term Prospectus shall include the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, subsequent to the date of the prospectus in the form in which it appears in the Registration Statement.

         We understand that you may purchase or arrange for the purchase by others of some or all of the Shares on such terms and conditions as may be agreed upon by you, the Company and the Selling Shareholder.

         In consideration of your services in connection with the sale of the Shares by the Selling Shareholder, the Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims,



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damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by you or any such controlling person in connection with defending or investigating any such action or claim) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Company in writing by you expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to your benefit, or to the benefit of any person who controls you, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of you to such person if required by law to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

         You agree to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to you, but only with reference to information relating to you furnished to the Company in writing by you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant hereto, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party may in its discretion, and upon request of the indemnified party shall, retain counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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         If the indemnification provided for in the second paragraph of this agreement is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any sale of Shares, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other hand from the sale of such Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other hand in connection with the sale of such Shares shall be deemed to be in the same respective proportions as (a) the net proceeds from the sale of such Shares (before deducting expenses) received by the Selling Shareholder bear to (b) the commission, underwriting discount or other amount, if any, paid to you in connection with the sale of such Shares. The relative fault of the Company on the one hand and you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or you on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and you agree that it would not be just or equitable if contribution pursuant to this agreement were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding any other provisions of this agreement, you shall in no event be required to contribute any amount in excess of the amount by which (a) the total sale price of the Shares referred to in the immediately preceding paragraph as to which you have provided services in connection with sales by the Selling Shareholder exceeds
(b) the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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         The Company represents and warrants to you, as of the date of effectiveness of the Registration Statement and as of the date of any offer or sale of the Shares by the Selling Shareholder effected by or through you, that:

         (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to our knowledge, threatened by the Commission.

         (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements in or omissions from the Registration Statement or the Prospectus based upon information relating to you furnished to the Company in writing by you expressly for use therein.

         The provisions of this agreement shall remain in full force and effect regardless of any termination or modification of, or the completion of, your services in connection with the sale of the Shares.

         This agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as is the signatures thereto and hereto were upon the same instrument.


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         This agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                                  Very truly yours,

                                                  PENN VIRGINIA CORPORATION


                                                  By
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Agreed and accepted:

MORGAN STANLEY & CO. INCORPORATED

By
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